Exhibit 10.25

                            REPRESENTATIVE AGREEMENT


     This AGREEMENT is made, by and between AMERICAN SOIL TECHNOLOGIES, INC., a Nevada corporation located at 12224 Montague Street, Pacoima, California 91331 ("ASTI"), and Pure Chemicals LTD, an Israeli Company located at 18 Hertzel St., Kfar Saba 44444, Israel (the " Representative"). ASTI and Representative are referred to collectively herein as the ("Parties").

     In consideration of the premises and the mutual agreements herein contained and other valuable consideration the receipt and sufficiency of which is acknowledged, ASTI and the Representative agree as follows:

1. Engagement as Independent Representative.

     1.1. ASTI hereby engages the Representative to act on an exclusive basis as an independent representative for ASTI to sell the "Products" as described on SCHEDULE A to the market as described on SCHEDULE B (the "Market") within the territory described on SCHEDULE C attached hereto (the "Territory") and as the exclusive dealer and representative as to the accounts established by the Representative outside the territory as set forth in SCHEDULE D and Representative hereby accepts such engagement, under the terms and conditions hereinafter set forth.

     ASTI will not sell any of the products, directly or indirectly or by another representative/ agent/ distributor, to any person or company or other entity, at the market within the Territory and/or to the accounts established by the representative outside the Territory . Furthermore, any inquiry to ASTI from a third party as mentioned above, concerning the products, will be immediately directed to the representative.

     1.2. Any person/company/other entity outside the territory as set forth in Schedule D, that ordered and received a sample of the products due to the activities of the representative according to this agreement, will be referred to at this agreement as "accounts established by the representative" and made a part of Schedule D.

2. Representative's Duties ; Extent of Services.

     2.1 Duties. The Representative will serve as an independent representative to assist ASTI in the commercial development and sale of its products as designated by ASTI from time to time (collectively referred to herein as the "Products") to the Market within the Territory and to the accounts established by the distributor outside the territory. The Representative's sales and market development activities include, without limitation, the following:

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         2.1.1.   Soliciting distributors, retailers and growers in the
                  Territory to purchase and use the Products, by using the representative's reputation, business standing, connections and professional knowledge.

         2.1.2. Meeting with distributors, retailers and growers in the Territory to provide Product support and to educate them regarding uses of the Products;

         2.1.3. Encouraging growers to conduct periodic testing of the efficacy of the Products on crops during the growing season, and to provide the results to ASTI;

         2.1.4. Conducting post-sale follow up with retailers and growers who use the Products and making recommendations to promote future sales;

         2.1.5. Conducting physical inventory inspections of distributors and monitoring compliance by distributors with contract requirements; and

         2.1.6. Performing such other sales and advisory services as ASTI may reasonably request from time to time.


     2.2. Reporting. The Representative shall send progress reports to ASTI once every quarter, containing information as to the progress of its activities according to this agreement. . The reports will be due by the fifth (5th) business day of the first month of every quarter.

     2.3. Unauthorized Representations. The Representative shall not hold himself out to be an employee of ASTI, nor shall the Representative do anything, which might be construed as an act on behalf of ASTI. The Representative has no authority, and shall not represent that the Representative has authority, to make any representations, warranties or agreements on behalf of ASTI, to accept orders for ASTI, to sign ASTI's name, to receive payments due ASTI from customers, or to bind ASTI in any manner.

     2.4. Authorized Representations. The Representative is only authorized to represent that the Representative is the exclusive Representative of ASTI for the solicitation of orders for the sale of Products to the Market within the Territory and to the accounts outside the territory, established by the representative. The Representative shall not issue any printed or written matter or advertisement representing the Representative to be a Representative of ASTI without securing ASTI's written approval of the form and text thereof.

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     2.5.   Expenses. The Representative shall be responsible for paying his business expenses incurred in connection with the performance of the Representative's duties hereunder, other than those expenses associated with special projects as requested and approved in writing by ASTI.

     2.6. Limited Territory. While this Agreement is in effect, the Representative agrees that the Representative will not solicit orders for the Products outside the Territory (apart from accounts outside the territory, established by the representative as mentioned within paragraph 1.2), unless approved by ASTI.

     2.7. Collection of Accounts. The Representative shall assist in the collection of past due accounts upon request by ASTI. Representative will not be liable for past due accounts.

3. ASTI's duties and declarations:

     3.1. ASTI shall, at its own expense, provide the representative with samples in reasonable amounts of the products that will be used by the customers for testing the products.

     3.2. ASTI shall, at its own expense, provide the representative with technical and marketing information concerning the products, brochures, electronic information, instructional material and other product data.

     3.3. ASTI shall, at its own expense, assist the representative and the customers of the products in all ways deemed reasonable by ASTI, in the solution of problems relating to the products.

     3.4. The name and address of the representative will be mentioned at ASTI's website, as ASTI's exclusive representative in the Teritory.

     3.5. ASTI shall indemnify and hold representative free and harmless from any and all claims, damages or law suit arising out of defects in the products caused by ASTI, or failure of ASTI to provide any product to a customer that has properly ordered through representative.

4.0 Term and Termination. , This Agreement shall continue in effect for a period of one (1) year after the date it is signed and accepted by ASTI. Upon expiration of the then-current term, this Agreement shall automatically renew for additional successive one (1) year periods unless either party notifies the other in writing at least ninety (90) days prior

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     to the expiration date of the current term that it does not consent to such renewal. If this Agreement is terminated, the Representative will discontinue all activity on behalf of ASTI. Not withstanding the aforementioned, after termination of this agreement, should the customer no longer pay the Representative, ASTI will pay the Representative a percentage of any payment ASTI will receive selling the products, directly or indirectly, at the market within the territory or to the accounts established by the Representative as described under paragraph 1.2 to this agreement, less insurance and freight, as agreed hereinafter:

     A. If there is a termination and ASTI is the terminating party the Representative will become a non-exclusive representative of ASTI and if not compensated by the customer, will be paid by ASTI a 10% commission on all sales to the customers, if serviced by the Representative existing at the time of the termination and 10% on new accounts if the Representative is not paid by the new customer.
     B. If the Representative is told not to service the existing accounts by ASTI, after a termination, then the Representative shall receive 5% on all sales to the existing accounts for a period of three years from the day the Representative discontinues servicing the account.
     C. If there is a termination and ASTI is not the terminating party and the Representative agrees to service the existing accounts and the accounts are not compensating the Representative, the Representative shall be paid a 10% commission on all sales to the existing accounts.
     D. If there is a termination and ASTI is not the terminating party and the Representative refuses to service the accounts then and in that event the Representative shall not receive any compensation from ASTI other than that which may be due at the time of termination.

4.1 Compensation. It is clearly understood and agreed between the parties the Representative shall be compensated through an arrangement with its customers, unless the parties agree differently regarding certain products and/or certain customers.

5.   Additional Covenants.

     5.1 Rights to Materials. All records, files, memoranda, reports, selling aids, samples, displays, catalogs, price lists, customer lists, technical information, plans, documents and the like (together with all copies thereof) relating to ASTI's business, which the Representative shall use, prepare or receive in the course of the performance of the Representative's duties hereunder shall remain ASTI's sole property. Following a termination of this Agreement or at such earlier time as ASTI may request, the Representative shall immediately return all such materials to ASTI.

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     5.2    Confidential Information. The Representative agrees that the
            Representative will not, either during the term of this Agreement or afterwards, disclose to any person or use, for himself or any other person or entity, any confidential information of ASTI obtained by the Representative in the course of, or as a result of, the Representative's engagement set forth herein (including, without limitation, information relating to ASTI's marketing and sales activities and procedures, technical information, research data, the names of ASTI's customers and the terms and conditions of its dealings with customers); provided, however, that this provision shall not preclude the Representative from disclosure or use of information (i) known generally to the public (other than information known generally to be public as a result of a violation by the Representative of the provisions of this paragraph), (ii) acquired by the Representative outside of the Representative's engagement by ASTI, (iii) required by law or court order (provided that the Representative shall notify ASTI immediately of the possibility that such disclosure may be required and that disclosure is limited to the extent necessary to comply with law), or (iv) from disclosure or use appropriate and in the ordinary course of carrying out the Representative's duties as set forth herein.

            The provisions under sections 5.1- 5.2 above, shall not prevent the Representative from carrying out his business activities with any person or entity that is included in ASTI's customers list, provided the Representative will not disclose ASTI's customers list to any third party nor will the representative sell, without ASTI's written permission, those products that compete with the products and equipment offered by ASTI as long as this agreement is in effect, or as long as the representative continues to service the account and to be paid by the customer or by ASTI, as aforesaid within section 4 to this agreement.

     5.3 Remedies. The Representative acknowledges and agrees that ASTI would suffer irreparable injury in the event of a breach by the Representative of any of the provisions of this Paragraph 5 and that ASTI shall be entitled to an injunction restraining the Representative from any breach or threatened breach thereof. Nothing herein shall be construed, however, as prohibiting ASTI from pursuing any other remedies at law or in equity, which it may have for any such breach or threatened breach of any provision of this Paragraph 5, including the recovery of damages from the Representative.

6.    Miscellaneous Provisions.

     a. Relationship Between the Parties. The Representative acknowledges that the Representative is an independent contractor and is neither an agent nor an employee of ASTI. The Representative is free to exercise the Representative's own judgment concerning the time, place and manner of performing the Representative's duties under

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            this Agreement. The Representative is not granted any rights in or to ASTI's trade names or trademarks.

     b. Notices. Any notice to be given hereunder shall be in writing and delivered personally, sent by fax, sent by reputable courier service, or sent by certified or registered mail, postage prepaid, return receipt requested, addressed to the party concerned at the following address:

              If to ASTI:

                   American Soil Technologies, Inc.
                   12224 Montague Street
                   Pacoima, CA 91331
                   Attn:    President

                   Telephone No.:   (818) 899 4686
                   Telecopier No.:  (818) 899 4670

              If to Representative:

                   Pure Chemicals LTD.
                   18 Hertzel St.
                   Kfar Saba 44444
                   Israel
                   Attn: President

                   Telephone No.:   972 54 6639 330
                   Telecopier No.:   972 97 6714 86

            Any party may change its address for purposes of this Agreement by notice given in compliance with this paragraph. All such notices, requests, demands and communications shall be deemed to have been given on the date of delivery if personally delivered, sent by fax or sent by reputable courier service; or on the tenth (10th) business day following the mailing thereof if sent by mail, postage prepaid.

     c. Governing Law. If ASTI is the plaintiff under the terms of this Agreement the matter shall be governed by and construed in accordance with the internal substantive laws and judicial decisions of the State of California without regard to conflicts of laws principles. If the Representative is the plaintiff under the terms of this Agreement Governing Law will not be pre-decided.

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     d.     Jurisdiction and Venue. If ASTI is the plaintiff under the terms of this Agreement each party hereto consents to the exclusive jurisdiction of either the Superior Court of Los Angeles County, California or the United States District Court for the Middle District of California for purposes of any action brought under or as the result of a breach of this Agreement, and they each waive any objection thereto. The parties hereto each further consent and agree that the venue of any action brought by ASTI under or as a result of a breach of this Agreement shall be proper in either of the above-named courts and they each waive any objection thereto. If the Representative is the plaintiff under the terms of this Agreement Jurisdiction and Venue will not be pre-decided.

     e. Binding Agreement. This Agreement shall be binding upon the parties and their respective heirs, successors and permitted assigns; provided, however, that the Representative may not assign this Agreement without ASTI's prior written consent. ASTI shall not deny its consent, provided the assignee will accept the full terms of this agreement, unless there are reasonable arguments for denying the consent.

     f. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes and replaces any other understandings and agreements, whether oral or in writing, previously entered into by the parties with respect to the Representative's engagement by ASTI.

     g. Amendments. This Agreement shall not be amended or modified except by an agreement in writing signed by the Representative and a duly authorized representative of ASTI that explicitly refers to this Agreement.

     h. Waiver. Failure of either party to enforce at any time or for any period of time the provisions of this Agreement shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce such provisions.

     i. Counterparts. This Agreement may be executed and delivered in two or more counterparts, all of which when so executed shall have the full force and effect of an original. If this Agreement is executed in counterparts, no signatory hereto shall be bound until both the parties named below have duly executed a counterpart of this Agreement.

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      IN WITNESS WHEREOF, the parties have executed this Agreement.

                                 American Soil Technologies, Inc.


                                 By: /s Carl P. Ranno
                                    ----------------------------------
                                    Carl P. Ranno, President and CEO

                                 Date: June 27, 2005


                                 Pure Chemicals LTD

                                 By: /s/ Amos Ben-Ari
                                    ----------------------------------
                                    Amos Ben-Ari, President

                                 Date: June 28, 2005

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                                   SCHEDULE A

                                    PRODUCTS

All ASTI products, including, without limitation, the following Agriblend (R), Nutrimoist (R)L, Nutrimoist (R) H-2.5, Nutrimoist Crystals, Extend(TM) (a liquid
PAM), Stockosorb (R) F, Stockosorb (R) C, Stockosorb (R) M, Stockosorb (R) S, Stockopam, Canal Seal, Dust Contain, Baraclear(R), Anchor MP, Nutrimoist Crystals, Sircle Saver Sack(TM), Hydromulch, Nutrimoist Turf Bio Blend 1 & 2, M216 Polymer Injector and other products to be added from time to time.

It is also understood that the product names may be changed from time to time with adequate notice to the Representative.






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                                   SCHEDULE B

                                     MARKET

     The "Market" means the agricultural and Turf markets including farmers and growers who use the Products in connection with the production of crops and other agricultural products and applications in the Turf Industry.






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                                   SCHEDULE C
                                    TERRITORY


1. Israel








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                                   SCHEDULE D

     Accounts established by the Representative outside the territory, as described under paragraph 1.2 to this agreement.












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